UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2012

AFFINITY GAMING, LLC

(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3755 Breakthrough Way, Suite 300, Las Vegas, NV  89135

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 341-2400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 7, 2012, Affinity Gaming, LLC (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Truckee Gaming, LLC (“Truckee Gaming”). Pursuant to the Agreement, upon the terms and subject to the conditions in the Agreement, the Company agreed to sell its Sands Regency Casino Hotel in Reno, Nevada, the Gold Ranch Casino & RV Resort in Verdi, Nevada, and the Dayton Depot Casino in Dayton, Nevada to Truckee Gaming, for a purchase price of $19.2 million in cash, subject to certain customary adjustments, and a $1.7 million credit for deferred maintenance capital. Under the terms of the Agreement, the purchase price will be subject to further adjustment based on the collective trailing 12- months of EBITDA of the properties at the time of closing.

The Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type. The closing of the transactions contemplated by the Agreement is conditioned upon the approval of applicable gaming authorities and other customary conditions.  The closing is expected to occur in the first half of 2013.

Under the terms of the Agreement, the Company may solicit superior acquisition proposals from third parties through September 30, 2012.  Accordingly, the Company has retained Jefferies & Company, Inc. to run a solicitation process.  In the event the Company terminates the Agreement to pursue a superior proposal, Truckee Gaming will be entitled to a customary termination fee of $750,000.  There can be no assurance that this process will result in a superior proposal.

If the closing of the transactions contemplated by the Agreement occurs, the Company’s Chief Operating Officer, Ferenc Szony, will depart the Company to become a managing principal at Truckee Gaming.  In such event, Mr. Szony will provide consulting services on behalf of the Company through at least April 2015, primarily relating to the Company’s consulting agreement with Hotspur Casinos, Nevada, Inc., the operator of the Rampart Casino at the J.W. Marriott Resort in Las Vegas.

The foregoing summary of the Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

The following exhibits are furnished herewith.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Asset Purchase Agreement, dated September 7, 2012, by and among The Sands Regent, LLC, Truckee Gaming, LLC, Affinity Gaming, LLC, Dayton Gaming, LLC and California Prospectors, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINITY GAMING, LLC

Date: September 10, 2012	By:	/s/ JOHN CHRISTOPHER KRABIEL
John Christopher Krabiel
Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Asset Purchase Agreement, dated September 7, 2012, by and among The Sands Regent, LLC, Truckee Gaming, LLC, Affinity Gaming, LLC, Dayton Gaming, LLC and California Prospectors, Ltd.